Exhibit 99.2

Fusion Pharmaceuticals to be Acquired by AstraZeneca,

Accelerating Development of Next-Generation

Radioconjugates to Treat Cancer

Transaction includes actinium-based clinical-stage radioconjugate targeting PSMA for prostate cancer, pipeline of radioconjugates and state-of-the-art R&D and manufacturing facilities

Fusion shareholders to receive $21.00 per share in cash at closing plus a non-transferrable contingent value right (CVR) of $3.00 per share, representing a total transaction value of approximately $2.4 billion including the CVR

HAMILTON, ON and BOSTON, MA, March 19, 2024 /PRNewswire/ — Fusion Pharmaceuticals Inc. (Nasdaq: FUSN), a clinical-stage oncology company focused on developing next-generation radioconjugates (RCs) as precision medicines, today announced the Company has entered into a definitive agreement to be acquired by AstraZeneca. The acquisition marks a major step forward in AstraZeneca delivering on its ambition to transform cancer treatment and outcomes for patients by replacing traditional regimens like chemotherapy and radiotherapy with more targeted treatments.

RCs have emerged as a promising modality in cancer treatment over recent years. These medicines deliver a radioactive isotope directly to cancer cells through precise targeting using molecules such as antibodies, peptides or small molecules. This approach has many potential advantages compared to traditional radiotherapy, including minimizing damage to healthy cells and enabling access to tumors not reachable through external beam radiation.

This acquisition complements AstraZeneca’s leading oncology portfolio with the addition of the Fusion pipeline of RCs, including the Company’s most advanced program, FPI-2265, a potential new treatment for patients with metastatic castration-resistant prostate cancer (mCRPC). FPI-2265 targets prostate-specific membrane antigen (PSMA), a protein that is highly expressed in mCRPC, and is currently in a Phase 2 trial.

The acquisition brings new expertise and pioneering R&D, manufacturing and supply chain capabilities in actinium-based RCs to AstraZeneca. It also strengthens their presence in and commitment to Canada.

Fusion Chief Executive Officer John Valliant, Ph.D., said: “This acquisition combines Fusion’s expertise and capabilities in radioconjugates, including our industry-leading radiopharmaceutical R&D, pipeline, manufacturing and actinium-225 supply chain, with AstraZeneca’s leadership in small molecules and biologics engineering to develop novel radioconjugates. Expanding on our existing collaboration with AstraZeneca where we have advanced FPI-2068, an EGFR-cMET targeted radioconjugate into Phase I clinical trials, gives us a unique opportunity to accelerate the development of next-generation radioconjugates with the aim of transforming patient outcomes.”

Susan Galbraith, Executive Vice President, Oncology R&D, AstraZeneca, said: “Between thirty and fifty percent of patients with cancer today receive radiotherapy at some point during treatment, and the acquisition of Fusion furthers our ambition to transform this aspect of care with next-generation radioconjugates. Together with Fusion, we have an opportunity to accelerate the development of FPI-2265 as a potential new treatment for prostate cancer, and to harness their innovative actinium-based platform to develop radioconjugates as foundational regimens.”

Fusion President and Chief Business Officer Mohit Rawat, said: “Fusion has differentiated itself in the growing radioconjugate space by assembling an industry-leading team with deep expertise and infrastructure to support bringing these much-needed therapies to cancer patients. Together we look forward to building upon our work to impact the landscape of cancer therapy. Deepening our collaboration with AstraZeneca presents an exciting opportunity for the Fusion team.”

Fusion will become a wholly owned subsidiary of AstraZeneca, with operations continuing in Canada and the US.

Financial Considerations

Under the terms of the definitive agreement, AstraZeneca, through a subsidiary, will acquire all of Fusion’s outstanding shares pursuant to a plan of arrangement for a price of $21.00 per share in cash at closing plus a non-transferable contingent value right (CVR) of $3.00 per share in cash payable upon the achievement of a specified regulatory milestone.

The upfront cash portion of the consideration represents a transaction value of approximately $2 billion, a 97% premium to Fusion’s closing market price of $10.64 on March 18, 2024, and an 85% premium to the 30-day volume-weighted average price (VWAP) of $11.37 before this announcement. Combined, the upfront and maximum potential contingent value payments represent, if achieved, a transaction value of approximately $2.4 billion, a 126% premium to Fusion’s closing market price on March 18, 2024, and a 111% premium to the 30-day VWAP. As part of the transaction, AstraZeneca will acquire the cash, cash equivalents and short-term investments on Fusion’s balance sheet, which totaled $234 million as of December 31, 2023.

The proposed acquisition of Fusion is to be completed by way of a statutory plan of arrangement under the Canada Business Corporations Act and subject to customary closing conditions, including approval of (i) 66 2⁄3% of the votes cast by Fusion shareholders and (ii) a simple majority of the votes cast by Fusion shareholders (excluding certain persons required to be excluded in accordance with Multilateral Instrument 61-101 of the Canadian Securities Administrators), in each case, at a special meeting of Fusion shareholders. The transaction is expected to close in the second quarter of 2024, subject to customary closing conditions, including the approval of Fusion shareholders and regulatory clearances, as noted above.

Centerview Partners LLC is serving as exclusive financial advisor to Fusion and Goodwin Procter LLP is serving as legal counsel, with Osler, Hoskin & Harcourt LLP serving as Canadian legal counsel.

Radioconjugates in oncology

RCs combine the precise targeting of antibodies, small molecules or peptides with potent medical radioisotopes to deliver radiation directly to cancer cells. By seeking out cancer cells, RCs provide a more precise mechanism of cancer cell killing compared with traditional radiation therapy, with the goal of improving efficacy while minimizing toxicity on healthy cells. RCs are administered via systemic delivery, which enables their use in tumor types not accessible to external beam radiation and the targeting of cancer cells that have spread from the main tumor to other sites in the body.

About FPI-2265

FPI-2265 is an actinium-225 based PSMA targeting RC, for mCRPC, currently in a Phase II trial. Actinium-225 emits alpha particles and holds the promise of being a next-generation radioisotope in cancer treatment. By delivering a greater radiation dose over a shorter distance, alpha particles such as actinium-225 have the potential for more potent cancer cell killing, and targeted delivery, thereby minimizing damage to surrounding healthy tissue.

About Fusion

Fusion Pharmaceuticals is a clinical-stage oncology company focused on developing next-generation RCs. Fusion connects alpha particle emitting isotopes to various targeting molecules in order to selectively deliver the alpha emitting payloads to tumors. Fusion’s clinical-stage development portfolio includes lead program, FPI-2265, targeting PSMA for mCRPC and novel RCs targeting solid tumors.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this communication contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this communication may constitute forward- looking statements, which reflect the expectations of Fusion’s management regarding the business prospects and opportunities of Fusion and the proposed transaction. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. More particularly and without limitation, this communication contains forward-looking statements and information regarding whether the proposed transaction will be completed, whether the CVR Agreement will be entered into, the anticipated benefits of the proposed transaction for Fusion and its Shareholders, whether approval will be received under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the Competition Act (Canada), each as amended, and whether the milestone under the CVR Agreement will be achieved.

Fusion’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors including but not limited to risks related to the satisfaction or waiver of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory, court and Fusion’s shareholder approvals) in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; significant transaction costs; the failure to realize the expected benefits of the proposed transaction; risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; and unknown liabilities and the risk of litigation and/or regulatory actions related to the proposed transaction. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Fusion’s Annual Report on Form 10-K for the year ended December 31, 2022, with the U.S. Securities Exchange Commission (“SEC”), each as updated by Fusion’s continuous disclosure filings, which are available at www.sec.gov and at www.sedarplus.com.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. All forward-looking statements herein are qualified in their entirety by its cautionary statement and are made as of the date of this document. Fusion disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there by any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication has been prepared in respect of the transaction involving Fusion, AstraZeneca and Purchaser (as defined in the Arrangement Agreement) pursuant to the terms of the Arrangement Agreement, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Fusion will file a management information circular and proxy statement on Schedule 14A relating to a special meeting of the shareholders with the SEC and Canadian Securities Administrators (“CSA”). Additionally, Fusion will file other relevant materials in connection with the transaction with the SEC and the CSA. Shareholders of Fusion are urged to read the management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the transaction because they will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Fusion’s shares. Shareholders will be able to obtain a copy of the management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Fusion with the SEC and CSA free of charge on EDGAR at www.sec.gov, on SEDAR+ at www.sedarplus.com, or on Fusion’s website at www.fusionpharma.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Fusion and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Fusion in respect of the transaction. Information about Fusion’s directors and executive officers is set forth in the proxy statement and management information circular for Fusion’s Annual General Meeting of Shareholders, which was filed with the SEC and CSA on April 27, 2023. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the proposed transaction when it becomes available.

Contact:

Amanda Cray

Senior Director of Investor Relations & Corporate Communications

(617) 967-0207

cray@fusionpharma.com